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                                                                     EXHIBIT (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 5, 1999 relating to the financial statements and financial highlights which appear in the December 1, 1998 Annual Report to Shareholders of Heartland Group, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
November 22, 1999